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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

Board of Directors:
Paravant Inc. and Subsidiaries

     We consent to the incorporation by reference in the registration statement (No. 333-82649) on Form S-3 of Paravant Inc. of our report dated November 9, 1999 relating to the consolidated balance sheets of Paravant Inc. and subsidiaries as of September 30, 1999 and 1998 and the related consolidated statements of operations, changes in stockholders' equity and accumulated other comprehensive income and cash flows for the years then ended, which report appears in the September 30, 1999 annual report on Form 10-KSB of Paravant Inc.

                                              /s/  KPMG LLP

Orlando, Florida
December 14, 1999

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